UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 14, 2024

Scholar Rock Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to Lease Agreement

On May 13, 2024, Scholar Rock, Inc. (“Scholar Rock”) and BMR-Rogers Street LLC (the “Landlord”) entered into the First Amendment (the “Lease Amendment”) to the Lease Agreement (the “Lease”), dated November 5, 2019, by and between Scholar Rock and the Landlord. The Lease is for 51,408 square feet of laboratory and office space located at 301 Binney Street, Cambridge, Massachusetts 02142, the Company’s corporate headquarters.

Pursuant to the Lease Amendment, Scholar Rock and Landlord agreed to extend the term of the Lease for approximately two years, commencing on August 19, 2025 (the “First Extension Term”) with the base rent to start at $120 per square foot during the First Extension Term and total base rent to be approximately $6.2 million per year. Pursuant to the Lease Amendment, Scholar Rock also has an option to extend the term of the Lease by five years, upon the expiration of the First Extension Term at the then prevailing market rent.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, which we intend to file as an exhibit to our Form 10-Q for the fiscal quarter ending June 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: May 14, 2024	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary